Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the below listed registration statements of our report dated February 29, 2024, relating to the financial statements of Brighthouse Life Insurance Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

Form S-3:
No. 333-252817
No. 333-252818
No. 333-252831
No. 333-263492
No. 333-263495
No. 333-262390
No. 333-268427
No. 333-268618

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
February 29, 2024